EXHIBIT 15


October 30, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 25, 2000 and July 26, 2000, on our reviews of interim consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the periods ended March 31, 2000 and 1999, and June 30, 2000 and 1999 and included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, are incorporated by reference in the Company's Registration Statement on Form S-3, for the registration of up to $1,500,000,000 aggregate principal amount of debt securities.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
St. Paul, Minnesota
October 30, 2000